TAKUNG ART CO., LTD
OFFICE Q 11TH FLOOR, KINGS WING PLAZA 2
NO. 1 KWAN ST, SHA TIN
NEW TERRITORIES, HONG KONG

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 11, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 11, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92343-P81908 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TAKUNG ART CO., LTD

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Kuangtao Wang, Ronggang (Jonathan) Zhang, Doug Buerger, and Guisuo Lu (the "**Director Nominees**") to serve on the Company's Board of Directors (the "**Board**") until the next annual meeting of shareholders and until his/her respective successor is elected and duly qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kuangtao Wang
02) Ronggang (Jonathan) Zhang
03) Doug Buerger
04) Guisuo Lu

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.

	For	Against	Abstain
2. To ratify the appointment of Assentsure PAC ("**Assentsure**") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022;	☐	☐	☐
3. To approve the proposed sale of our subsidiaries, Hong Kong MQ Group Limited ("**Hong Kong MQ**"), Hong Kong Takung Art Company Limited ("**Hong Kong Takung**") to Fecundity Capital Investment Co., Ltd for a purchase price of US$1,500,000 (the "**Consideration**") (the "**Disposition**");	☐	☐	☐
4. To adopt the Agreement and Plan of Merger (the "**Merger Agreement**") by and between the Company and NFT Limited ("**NFT Limited**"), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (the "**Redomicile**") pursuant to which NFT Limited will be the surviving company;	☐	☐	☐
5. To adopt the Memorandum and Articles of Association of NFT Limited (the "**M&A**") pursuant to which NFT Limited will be authorized to issue 450,000,000 Class A ordinary shares, par value US$0.0001 each (the "**Class A Ordinary Shares**"), 50,000,000 Class B ordinary shares, par value US$0.0001 each (the "**Class B Ordinary Shares**");	☐	☐	☐
6. To approve an alteration to the share capital of the Company by the conversion of each of the Company's issued and paid up share of Common Stock with a par value of $0.001 (the "**Common Stock**") into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the "**Reclassification**"); and	☐	☐	☐

7. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D92344-P81908

TAKUNG ART CO., LTD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 12, 2022 AT 10:00 p.m. LOCAL TIME (9:00 a.m. December 12, 2022, E.T.)

The undersigned hereby appoints Kuangtao Wang as Proxy with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at our principal executive office, Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan St, Sha Tin, New Territories, Hong Kong on December 12, 2022, at 10:00 p.m. local time (9:00 a.m. December 12, 2022, E.T.), or at any postponement or adjournment thereof, and upon any and all matters which may properly be brought before the Annual Meeting or any postponement or adjournments thereof, hereby revoking all former proxies.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side